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                                                                    Exhibit 23.5

Board of Directors
United Microelectronics Corporation
No. 3, Li-Hsin Road, II
Science-Based Industrial Park
Hsin-Chu City, 30077
Taiwan, ROC

Ladies and Gentlemen:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Microelectronics Corporation ("the Company") to be filed with the U.S. Securities and Exchange Commission ("the Commission") of our report dated January 6, 2000 relating to the financial statements of United MicroMachining Corporation, as of, and for the year ended, December 31, 1999, which was referred in the Annual Report on Form 20-F of the Company for the year ended December 31, 2001, and was referred in Form 6-K of the Company filed with the Commission on September 25, 2002.

/s/ C.G. Uhlenberg LLP
----------------------
C.G. Uhlenberg LLP

Redwood City, California
January 21, 2003

Board of Directors
United Microelectronics Corporation
No. 3, Li-Hsin Road, II
Science-Based Industrial Park
Hsin-Chu City, 30077
Taiwan, ROC

Ladies and Gentlemen:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Microelectronics Corporation ("the Company") to be filed with the U.S. Securities and Exchange Commission ("the Commission") of our report dated January 7, 2000 relating to the financial statements of AMIC Technology, Inc. and subsidiary, as of, and for the year ended, December 31, 1999, which was referred in the Annual Report on Form 20-F of the Company for the year ended December 31, 2001, and was referred in Form 6-K of the Company filed with the Commission on September 25, 2002.

/s/ C.G. Uhlenberg LLP
-----------------------
C.G. Uhlenberg LLP

Redwood City, California
January 21, 2003